Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

24-11

Investors - Kip Rupp, CFA, IRC Quanta Services, Inc. (713) 341-7260	Media – Liz James FGS Global (281) 881-5170

QUANTA SERVICES ACQUIRES CUPERTINO ELECTRIC, INC.

A PREMIER ELECTRICAL INFRASTRUCTURE SOLUTIONS PROVIDER TO THE

TECHNOLOGY AND RENEWABLE ENERGY INDUSTRIES

•	Combination Creates a Comprehensive End-to-End Electrical Infrastructure Solution from Electron Generation to Transmission to Consumption

•	Highly Synergistic Low-Voltage Electrical Workforce and Complementary Customer Base Provides a Platform for Growth Across Several Strategic Verticals That Are Driving Load Growth

•	Increases Quanta’s Exposure to the Technology Industry, a Growing Market of Critical Infrastructure Requiring Comprehensive Power Solutions

•	Expected to be Immediately Accretive to Quanta’s Growth, Cash Flow Conversion and Earnings Per Share Excluding Expected Synergies

•	Estimated Full-Year 2025 Adjusted EBITDA and Adjusted Diluted EPS Contributions of Approximately $175MM - $195MM and $0.40 - $0.50, Respectively(1)

HOUSTON – July 18, 2024 – Quanta Services, Inc. (NYSE: PWR) announced today that it completed the acquisition of Cupertino Electric, Inc. (CEI), a premier electrical infrastructure solutions provider to the technology, renewable energy and infrastructure and commercial industries. Founded in 1954 and headquartered in San Jose, California, CEI provides integrated turnkey solutions, including engineering, procurement, project management, construction and modularization services to a high-quality and diverse customer base across the United States. Through its diverse geographic, customer, end market and service line portfolio, CEI has grown to become the sixth largest electrical solutions provider in the country with a workforce of approximately 4,300 employees.

CEI’s 70-year history includes more than 25 years of experience working with global leaders in the technology and data center industries. CEI performs the design and installation of critical electrical systems and is a premier custom manufacturer of modular electrical systems for large-scale data centers and has installed electrical systems in more than 20 million square feet of data centers. Additionally, CEI is a leading renewable infrastructure solutions provider to the mid-sized utility-scale solar and battery storage market, offering turnkey engineering, procurement, construction and commissioning capabilities. Finally, CEI has a long history of providing comprehensive solutions-based engineering, procurement and construction services of electrical systems for the infrastructure and commercial markets. For the four years ending December 31, 2023, CEI achieved a double-digit compound annual growth rate (CAGR) of both revenues and net income by leveraging its operational expertise, collaborative and long-term customer relationships and solutions-based approach. CEI is estimated to generate full-year 2024 revenues and adjusted EBITDA (a non-GAAP measure) of $2.1 billion to $2.2 billion and approximately $155 million to $175 million, respectively.(1) As described in further detail below, the consideration paid at closing for the transaction was approximately $1.5 billion.

Duke Austin, Quanta’s President and Chief Executive Officer, commented, “We are excited to announce the acquisition of CEI, a company we have admired for more than a decade, and we welcome CEI’s employees to the Quanta family. CEI brings an exceptional management team and a premier craft-skilled workforce that complements Quanta’s culture and will create a comprehensive electrical infrastructure solution offering that we believe can facilitate innovative solutions between utilities and large power consumers – from electron generation to transmission to consumption. Further, CEI provides Quanta a low-voltage electrical platform to further diversify and expand our customer base and service offerings. CEI has vibrant end-markets, a strong and visible project backlog and an accretive contribution to Quanta’s growth, cash flow conversion, returns and earnings per share.”

Tom Schott, President and Chief Executive Officer of CEI said, “The opportunity to strategically partner with Quanta for the next phase of CEI’s growth trajectory is incredibly exciting for our employees and our long-standing customers. The people-first culture and customer-centric mindset that Quanta and CEI share is truly unique and should allow our organizations to accomplish more together than we could alone. This transaction ensures that CEI’s 70-year legacy of great people and projects remains intact, and that going forward CEI will be fueled by support from Quanta and its family of companies.”

CEI’s existing management team will remain in place, with Tom Schott continuing in his leadership role as President and Chief Executive Officer. With a skilled, dedicated and high-quality workforce of approximately 4,300 employees, CEI will serve as a platform operating company of Quanta.

Acquisition of CEI is Consistent with Quanta’s Key Strategies for Sustainable Success and Provides Compelling Financial Contributions and Strong Cultural Fit

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Highly-Synergistic Low-Voltage Electrical Workforce – Quanta is uniquely positioned to scale CEI’s highly technical low-voltage electric craft-skilled workforce, which provides Quanta a platform with opportunity to accelerate growth across several strategic verticals that are driving electricity demand and the energy transition. CEI can also strengthen Quanta’s relationships with technology and industrial customers looking to accelerate complex multi-year infrastructure programs in an operating environment that faces constraints on power and craft-skilled labor capacity.

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A Leading, Data Center Solutions Platform – CEI provides a premier electric platform that significantly increases Quanta’s exposure to the large and growing data center market, with industry experts estimating hyperscaler capital expenditures to grow at a double-digit CAGR over the next four years. CEI is an established leader in providing turnkey electrical solutions to global leaders in the technology industry, with an experienced and deep management team and a successful track record of designing and building electrical systems for some of the largest and most complex data centers in the United States. CEI represents a rare scale opportunity for Quanta in an otherwise fragmented market.

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Enhances Quanta’s Renewable Energy Solutions Platform – CEI’s solar and battery storage capabilities provide Quanta with an established mid-market utility-scale renewables platform with technical expertise that is complementary in scope to Quanta’s existing large utility-scale renewables platform.

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Expect Meaningful Financial Contributions Without Synergy Assumptions(1) – Quanta expects CEI to contribute meaningfully to its financial profile in the near and longer term, including revenues, adjusted EBITDA, free cash flow conversion, returns and earnings per share. For the remainder of 2024, Quanta estimates CEI will contribute revenues of $1.0 billion to $1.1 billion and adjusted EBITDA of $80 million to $90 million. For the full-year of 2025, Quanta estimates CEI will contribute revenues of $2.325 billion to $2.425 billion, adjusted EBITDA of $175 million to $195 million and adjusted diluted earnings per share (EPS) (a non-GAAP measure) of $0.40 to $0.50. Management notes that these financial expectations are preliminary and, accordingly, has taken a prudent approach to its forecast.

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Enhances Revenue and Customer Diversity – Like Quanta, CEI has deep, longstanding, and collaborative customer relationships, which enhance Quanta’s existing high-quality customer base. CEI’s strong relationships with leading technology companies, renewable developers and infrastructure and commercial customers are expected to drive ongoing and repeat business, diversify Quanta’s customer base and provide cross-selling opportunities.

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Strong Cultural Fit and History of Excellence – Like many of Quanta’s other operating companies, CEI was a management- and family-owned business with an entrepreneurial history and has a multi-decade history of successful, profitable growth and leadership stability. Also, like Quanta, CEI has demonstrated a commitment to its employees through comprehensive training and safety programs and by providing a work environment that fosters prosperity and growth.

Transaction Consideration and Financing

The upfront transaction consideration was approximately $1.54 billion, consisting of approximately $1.3 billion in cash, subject to certain closing adjustments, as well as approximately 883,000 shares of Quanta common stock valued at approximately $225 million. Additionally, there is a potential earnout payment of up to $200 million to the extent certain financial performance targets are achieved during a post-acquisition period. Quanta funded the cash portion of the transaction with a combination of cash on hand, drawings under its existing credit facility and a short-term term loan facility. The transaction closed on July 17, 2024.

King & Spalding LLP is serving as legal advisor to Quanta Services. Lazard is serving as exclusive financial advisor to Cupertino Electric Inc., and Fenwick & West LLP is serving as legal advisor.

Conference Call Information

In conjunction with this announcement, Quanta has scheduled a conference call for this morning, July 18, 2024, at 9:00 a.m. Eastern Time, which will also be broadcast live over the Internet. Quanta management will provide brief opening remarks and will then provide an opportunity for the institutional investment community to ask questions about the CEI acquisition. Quanta has posted a slide presentation about the CEI acquisition on its Investor Relations website, which can be found at http://investors.quantaservices.com. To participate in the call, dial 1-201-689-8345 or 1-877-407-8291 at least 10 minutes before the conference call begins and ask for the Quanta Services Conference Call or visit the Investor Relations section of the Quanta Services website at http://investors.quantaservices.com to access the Internet broadcast. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the call a digital recording will be available on the company’s website and a telephonic replay will be available through July 25, 2024, by dialing 1-877-660-6853 and referencing the conference ID 13747847. For more information, please contact Kip Rupp, Vice President - Investor Relations at Quanta Services, at 713-341-7260 or investors@quantaservices.com.

About Quanta Services

Quanta Services is a leading specialized contracting services company, delivering comprehensive infrastructure solutions for the utility, renewable energy, communications, pipeline and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

About Cupertino Electric, Inc.

Cupertino Electric, Inc. (CEI) is an electrical engineering and construction company headquartered in San Jose, California that has been delivering power and possibilities to a diverse customer base for more than 70 years. CEI is one of the largest specialty contractors in the U.S. building data center, renewable energy and infrastructure and commercial projects for innovative customers that cannot afford to fail. CEI designs, procures, constructs, installs, commissions and maintains complex projects fast and without compromise. For more information, visit: www.cei.com.

(1) Non-GAAP Financial Measures

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, results prepared in conformity with GAAP.

We have not provided the most directly comparable GAAP financial measures, or a quantitative reconciliation thereto, for the forward-looking guidance for 2024 and 2025 of CEI’s estimated adjusted EBITDA, CEI’s estimated contribution to Quanta’s EBITDA, or CEI’s estimated contribution to adjusted diluted earnings per share included in this release in reliance on the “unreasonable efforts” exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measures, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting the timing and amount of certain items, including but not limited to amortization of intangible assets and depreciation, which may be significant and difficult to project with a reasonable degree of accuracy, as the allocation of purchase price to intangible assets and property and equipment has not yet been performed. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond Quanta’s control, we are also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Cautionary Statements About Forward-Looking Statements and Information

This press release (and any oral statements regarding the subject matter of this press release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of Quanta or CEI; the projected impact and benefits of CEI on Quanta’s operating or financial results, including, among other things, estimated revenues, EBITDA, adjusted EBITDA, margins, cash flow generation and conversion, and earnings per share; expectations regarding Quanta’s or CEI’s business or financial outlook; expectations regarding Quanta’s and CEI’s plans, strategies, opportunities and customer relationships; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; the potential strategic benefits and synergies expected from the acquisition of CEI; the business plans or financial condition of Quanta’s or CEI’s customers; expected realization of remaining performance obligations and backlog; the development of and opportunities with respect to future projects, including renewable and other projects designed to support transition to a reduced-carbon economy and data center projects; Quanta’s ability to effectively scale CEI’s workforce; potential opportunities that may be indicated by CEI’s prior projects performed for customers; trends and growth opportunities in relevant markets, including Quanta’s and CEI’s ability to obtain future project awards; estimated transaction and integration costs associated with the acquisition of CEI; Quanta’s ability to successfully integrate the operations of CEI; and expectations with respect to Quanta’s ability to reduce its debt and maintain its current credit rating; as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal or state governments or other governments in territories or countries in which Quanta operates, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s and CEI’s ability to obtain future project awards; the ability to achieve the expected benefits from the acquisition of CEI, including the failure of the acquisition to contribute as expected to Quanta’s earnings or the failure of CEI to produce anticipated financial or operational results; the inability to successfully integrate and realize synergies from the acquisition of CEI; the potential adverse impact resulting from uncertainty surrounding the acquisition of CEI, including the ability to retain key personnel from the acquired business and the potential increase in risks already existing in Quanta’s operations or poor performance or decline in value of the acquired business; difficulties managing Quanta’s business as it expands and becomes more complex; unexpected costs or unexpected liabilities that may arise from the acquisition of CEI; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; loss of customers with whom Quanta or CEI have long-standing or significant relationships; competitive dynamics, including Quanta’s or CEI’s ability to effectively compete for new projects and market share; the future development of, and market for, large data center projects and renewable energy resources; the failure of existing or potential legislative actions to result in increased demand for Quanta’s and CEI’s services; estimates and assumptions in determining Quanta’s financial results; the adverse impact of impairments of goodwill, receivables, long-lived assets and other intangible assets or investments; the inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock; debt covenant compliance, interest rate fluctuations, a downgrade of Quanta’s credit rating and other factors affecting financing and investing activities; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended Dec. 31, 2023, Quanta’s Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2024, and any other documents that Quanta files with the Securities and Exchange Commission

(SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

Any financial information or projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Quanta’s and CEI’s control. While such information and projections are necessarily speculative, Quanta and CEI believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of financial information or projections in this communication should not be regarded as an indication that Quanta or CEI, or their respective representatives and advisors, considered or consider the information or projections to be a reliable prediction of future events.